Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of November 1, 2008, between Channell Commercial Corporation, a Delaware corporation (the “Company”), and Guy Marge (“Executive”) with reference to the following facts:

WHEREAS, Executive and the Company wish to enter into this Agreement providing for the employment of Executive on the terms set forth herein, effective as of the first date written above.

NOW THEREFORE, based on the mutual covenants contained herein, the parties agree as follows:

1.                                       Employment and Duties.  The Company hereby agrees to employ Executive and Executive hereby accepts employment with the Company under the terms and conditions set forth in this Agreement.  Executive shall be employed as President and Chief Operating Officer, with the duties and responsibilities commensurate with his position as may be assigned by the Board of Directors of the Company (the “Board”) or the Chief Executive Officer of the Company from time to time.  Executive shall devote substantially all of his full working time, attention and energies to performing his duties for the Company on an exclusive basis (except for a limited amount of time devoted to personal financial matters and community activities), and shall perform his duties faithfully and to the best of his abilities; provided, that Executive may continue to serve as an outside or statutory director on the boards of up to two private companies and may continue to participate in an executive round table organization (the cost of which shall be paid by the Company).

2.                                       Term of Employment.  Subject to earlier termination as provided in Section 5, Executive’s employment under this Agreement shall commence on the date first stated above (the “Effective Date”) and continue until the third anniversary of such date (the “Employment Term”; each year during the “Employment Term” a “Term Year”); provided, that the Employment Term will be extended for an additional two years unless, on or prior to the date that is six (6) months prior to the third anniversary of the Effective Date, either party notifies the other in writing that the Employment Term will not be so extended.

3.                                       Compensation.  As compensation for the performance by Executive of all of his obligations under this Agreement, the Company shall pay to Executive:

3.1                                 Signing Bonus; Base Salary.  Upon the execution and delivery of this Agreement by the parties and the commencement of services by Executive, the Company shall pay Executive a signing bonus of Fifty Thousand Dollars ($50,000).  From the Effective Date through January 31, 2009, the Company shall compensate Executive by payment of a base salary at the rate of One Dollar ($1.00) per month.  Commencing February 1, 2009, the Company shall pay Executive a base salary at the rate of Five Hundred Thousand Dollars ($500,000) per Term Year, payable in accordance with the Company’s normal practices for its senior executive officers (the “Base Salary”).  The Base Salary may be increased from time to time in the discretion of the Board (or its duly authorized committee) to ensure, among other things, that the Base Salary remains comparable to base salaries paid to comparably situated executives at other public companies.  The Base Salary shall not be decreased during the term of this Agreement.

3.2                                 Incentive Compensation.  In addition to Base Salary, commencing in 2009 Executive will be entitled to participate in cash and other bonus programs of the Company, with annual target amounts set at 20% of Base Salary, or such higher target amount that may be set by the Board.

4.                                       Benefits.

4.1                                 Expenses.  The Company shall repay or reimburse Executive for ordinary and necessary business expenses to the extent compatible with the Company’s general policies for its senior executive officers.  Executive shall keep accurate and complete records of all such expenses.

4.2                                 Benefits.  During the Employment Term, the Company shall provide Executive with those insurance benefits (including, without limitation, health insurance) and other benefits generally available to its senior executive officers, as such benefits may be modified from time to time in the Company’s sole and absolute discretion.

4.3                                 Vacation and Sick Leave.  During the Employment Term, Executive shall be entitled to four (4) weeks of paid annual vacation in accordance with the policies established from time to time by the Company for its senior executive officers.  Not more than two (2) weeks of vacation time will be taken consecutively, unless approved by the Chief Executive Officer.  Without the Company’s written consent, vacation must be taken in the year earned and Executive’s vacation will be scheduled at times, to the extent reasonably practicable, convenient to the Company’s business.  Executive shall be entitled to paid sick days and personal days in accordance with the policies established from time to time by the Company for its senior executive officers.

4.4                                 Automobile Allowance.  During the Employment Term, the Company shall provide Executive with an automobile allowance in the amount of One Thousand Five Hundred Dollars ($1,500) per calendar month, payable in accordance with the policies established from time to time by the Company for its senior executive officers.  The Company shall also pay for gasoline expense.  Executive shall be responsible for maintenance and insurance expense.

4.5                                 Incentive Stock Plans.  Executive shall be eligible to participate in the Company’s incentive stock plan(s) to the extent determined by the Board or its duly authorized committee in its sole discretion.  The determination of award(s) under such stock plans shall be made by the Board or such duly authorized committee from time to time in its sole discretion.  Promptly upon the execution and delivery of this Agreement by the parties and commencement of services by Executive hereunder, the Board will award Executive 100,000 options to purchase common stock of the Company, which options will be fully vested upon issuance and priced at fair market value on the date of grant.  Executive shall also be eligible for future awards, in the discretion of the Board.

5.                                       Termination of Employment.

5.1                                 Termination.  The Company may terminate Executive’s employment with the Company at any time with or without “Cause” by written notice to Executive.  Executive may terminate Executive’s employment with the Company at any time with or without “Good Reason” by written notice to the Company.  “Cause” exists if any one or more of the following should occur, as determined reasonably in good faith by the Board: Executive’s (a) willful and repeated failure to perform his duties under, or breach of, this Agreement, which failure results in a material detriment to the Company, after at least 10 days advance written notice and opportunity to cure; (b) willful and repeated failure to comply with a reasonable direction of the Board, which failure results in a material detriment to the Company, after at least 10 days advance written notice and opportunity to cure; (c) willful and material breach of his fiduciary duty to the Company (it being agreed that the Company will provide written notice to Executive of any act or omission deemed by the Board to constitute such a breach, such notice to be provided approximately contemporaneously with the Board becoming aware of such act or omission); or (d) conviction by a court of competent jurisdiction of a felony or other serious crime.  “Good Reason” shall mean (i) a significant reduction of Executive’s duties, title, position or responsibilities relative to Executive’s duties, title, position or responsibilities in effect immediately prior to such reduction that is effected without Executive’s consent or agreement; (ii) a substantial reduction, without good business reasons, of the quality of the office accommodations or employment benefits (including, without limitation, elimination or reduction of any of the benefit plans, or Executive’s eligibility for participation in them, referred to in Section 4.2 hereof, unless replaced with a plan or participation criteria providing for equal or superior benefits) available to Executive immediately prior to such reduction if such reduction is effected without Executive’s consent or agreement; (iii) a reduction of Executive’s Base Salary or a material reduction in Executive’s participation in incentive bonus programs as in effect immediately prior to such reduction (for the avoidance of doubt, failure by the Company to grant Executive stock options as referenced in Section 4.5 hereof, other than the 100,000 share grant contemplated by the last sentence of that Section, shall not constitute such a reduction, it being understood that the Board or its duly authorized committee retains sole discretion whether to grant such options) if such reduction is effected without Executive’s consent or agreement; (iv) the relocation of Executive’s primary office at the Company to a facility or location that is more than fifty (50) miles away from Executive’s primary office location immediately prior to such relocation, if such relocation is effected without Executive’s consent or agreement; or (v) a Change of Control.

“Change of Control” of the Company shall mean the occurrence of any of the following:

(a)                                  Any person or group, as such terms are defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Channell Family Trust, Jacqueline M. Channell, William H. Channell, Jr. and/or any affiliate thereof, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company, or of any entity resulting from a merger or consolidation involving the Company, representing more than 50% of the combined voting power in the election of directors of the then outstanding securities of the Company or such entity;

(b)                                 The individuals who, as of the time immediately following the execution of this Agreement, are members of the Board (the “Existing Directors”), cease, for any reason, to constitute more than 50% of the number of authorized directors of the Company as determined in the manner prescribed in the Company’s charter documents; provided, however, that if the election, or nomination for election, by the Company’s stockholders of any new director was approved by a vote of at least 50% of the Existing Directors, such new director shall be considered an Existing Director; provided, further, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c)                                  The consummation of (x) a merger, consolidation or reorganization to which the Company is a party, whether or not the Company is the Person surviving or resulting therefrom, or (y) a sale, assignment, lease, conveyance or other disposition of all or substantially all of the assets of the Company, in one transaction or a series of related transactions, to any person other than the Company, where any such transaction or series of related transactions as is referred to in clause (x) or clause (y) above in this subparagraph (c) (singly or collectively, a “Transaction”) does not otherwise result in a “Change of Control” pursuant to subparagraph (a) of this definition of “Change of Control”; provided, however, that no such Transaction shall constitute a “Change of Control” under this subparagraph (c) if the persons who were the stockholders of the Company immediately before the consummation of such Transaction are the beneficial owners, immediately following the consummation of such Transaction, of 50% or more of the combined voting power of the then outstanding voting securities of the person surviving or resulting from any merger, consolidation or reorganization referred to in clause (x) above in this subparagraph (c) or the person to whom the assets of the Company are sold, assigned, leased, conveyed or disposed of in any transaction or series of related transactions referred in clause (y) above in this subparagraph (c), in substantially the same proportions in which such beneficial owners held voting stock in the Company immediately before such Transaction.

In the event of Executive’s physical or mental disability (so that Executive is not reasonably able to render full services as contemplated hereby) for any consecutive period exceeding two (2) months, or for shorter periods aggregating more than three (3) months during any twelve (12) month period, the Company shall nevertheless continue to pay full salary up to and including the last date of the second consecutive month of disability, or the day on which the shorter periods of disability shall have equaled to a total of three (3) months during such twelve (12) month period, but the Company may, at any time thereafter, at its election terminate this Agreement by delivery of written notice thereof to Executive.

5.2                                 Payment Upon Termination.

5.2.1                        Generally.  Upon any termination, the Company shall pay to Executive (or, if applicable, to Executive’s estate) all amounts accrued and unpaid as of the date of termination in respect of (i) Executive’s Base Salary for periods through such date, (ii) vacation pay, and (iii) any reimbursement for expenses owing to Executive pursuant to Section 4.1.  In the event of a termination with Cause, Executive shall only be entitled to the payments specified in this Section 5.2.1.

5.2.2                        Termination Without Cause.  If the Company terminates Executive other than for Cause or due to death or disability, or if Executive resigns with Good Reason, then in addition to amounts that Executive is entitled to receive under Section 5.2.1, Executive shall be entitled to receive as a severance benefit the continued payment of Base Salary for the applicable period specified in the following table:

If the termination or resignation occurs:	Salary continuation period:

Within 6 months of Effective Date	1 month

More than 6 following and up to 12 months following Effective Date	2 months

More than 12 months following and up to 24 months following Effective Date	4 months

More than 24 months following Effective Date	6 months

5.3                                 Exclusivity of Remedies.  Executive agrees that the rights and entitlements set forth in this Section 5 are his exclusive rights and entitlements from the Company and any affiliated entity upon the termination of Executive’s employment with the Company, and upon termination the Company shall be released from other obligations hereunder.

6.                                       Covenants.

6.1                                 Non-Interference Covenant.  As a means reasonably designed to protect the Company’s Confidential Information (as hereinafter defined) (Executive hereby agreeing and acknowledging that the proscribed activities would necessarily involve the use of such Confidential Information), during the Employment Term and for a period of one year thereafter, Executive shall not, directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity, (a) hire any person who is then, or within the prior three months has been, an employee of the Company or its affiliated entities to leave the employment of the Company or its affiliated entities, or (b) solicit or service any person or entity with whom the Company has a business relationship or who is or was during the Employment Term, a customer or client of the Company.

6.2                                 Employment Exclusive.  Executive shall not, during the Employment Term, own any interest (other than up to 5% of the voting securities of a publicly traded corporation) in, render financial assistance to, or offer personal services (for payment or otherwise), to any entity or individual that competes with the Company in Company Business (as defined below) or that is a material supplier of the Company.  In addition, Executive shall not engage in any activity which would interfere with the performance of Executive’s services to the Company.  “Company Business” means the Company’s business as it is currently conducted and any other business activity in which the Company is engaged at any time during Executive’s employment with the Company.

6.3                                 Confidential Information.   Executive occupies a position of trust and confidence with respect to the Company’s affairs and business.  Executive has and will have access to Confidential Information, which he acknowledges is proprietary to the Company and highly sensitive in nature.

6.3.1                        Definition of Confidential Information.  “Confidential Information” means information disclosed to Executive or known to Executive as a consequence of or through his employment by the Company, whether or not related to his duties, and includes trade secrets or any other like information relating to the business and/or field of interest of the Company or any business and/or field of interest seriously considered by the Company during Executive’s employment by the Company, including, but not limited to, information relating to Inventions (as defined below), disclosures, processes, systems, methods, formulas, patents, patent applications, machinery, materials, research activities and plans, cost of production, contract forms, prices, volume of sales, marketing methods and plans, promotional methods, and lists of names or classes of customers.  Information shall for purposes of this Agreement be considered to be confidential if not known by the trade generally, even though such information may have been disclosed to one or more third parties pursuant to consulting agreements, joint research agreements, or other agreements entered into by the Company.

6.3.2                        No Disclosure.  During and after Executive’s employment with the Company, Executive shall not (a) use, disclose or otherwise permit any person or entity access to any of the Confidential Information other than as required in the good faith performance of Executive’s duties with the Company, or (b) sell, license or otherwise exploit any products or services which embody in whole or in part any Confidential Information.  During and after Executive’s engagement with the Company, Executive shall take all reasonable precautions to prevent disclosure by Executive of the Confidential Information to unauthorized persons or entities.

6.3.3                        Return All Materials.  Upon termination of Executive’s employment with the Company, Executive shall deliver to the Company all tangible materials in any way embodying the Confidential Information, including any documentation, records, listings, notes, data, sketches, drawings, memoranda, models, videos, accounts, reference materials, samples, machine-readable media and equipment, and wire frame models.  Executive shall not retain any copies of any of the above materials.

6.4                                 Assignment of Inventions.

6.4.1                        Definition of Inventions.  “Inventions” mean discoveries, developments, concepts, ideas, methods, designs, improvements, inventions, formulas, processes, techniques, programs, know-how and data, whether or not patentable or registerable under copyright or similar statutes except, in accordance with California Labor Code Section 2870, any such that (a) is not related to the business of the Company, or the Company’s actual or demonstrable research or development, (b) does not involve the use of any equipment, supplies, facility or trade secret information of the Company, (c) was developed entirely on Executive’s own time, and (d) does not result from any work performed by Executive for the Company.

6.4.2                        Assignment.  Executive agrees to and hereby does assign to the Company all his right, title and interest in any and all Inventions he may make during his employment with the Company.

6.4.3                        Duty to Disclose and Assist.  Executive agrees to promptly disclose in writing all Inventions to the Company, and to provide all assistance reasonably requested by the Company in the preservation of the Company’s interests in the Inventions including obtaining patents in any country throughout the world.  Such services will be without additional compensation if Executive is then employed by the Company and for reasonable compensation and subjected to his reasonable availability if he is not.  If the Company cannot, after reasonable effort, secure Executive’s signature on any document or documents needed to apply for or prosecute any patent, copyright, or other right or protection relating to an Invention, whether because of his physical or mental incapacity or for any other reason whatsoever, Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and in his behalf and in his name and stead for the purpose of executing and filing any such application or applications and taking all other lawfully permitted actions to further the prosecution and issuance of patents, copyrights, or similar protections thereon, with the same legal force and effect as if executed by him.

6.5                                 Ownership of Copyrights.  Executive agrees that any work prepared for the Company which is eligible for United States copyright protection or protection under the Universal Copyright Convention, the Berne Copyright Convention and/or the Buenos Aires Copyright Convention shall be a work made for hire and ownership of all copyrights (including all renewals and extensions) therein shall vest in the Company.  If any such work is deemed not to be a work made for hire for any reason, Executive hereby grants, transfers and assigns all right, title and interest in such work and all copyrights in such work and all renewals and extensions thereof to the Company, and agrees to provide all assistance reasonably requested by the Company in the establishment, preservation and enforcement of the Company’s copyright in such work, such assistance to be provided at the Company’s expense but without any additional compensation to Executive.  Executive hereby agrees to and does hereby waive the enforcement of all moral rights with respect to the work developed or produced hereunder, including without limitation any and all rights of identification of authorship and any and all rights of approval, restriction or limitation on use or subsequent modifications.

6.6                                 Litigation.  Executive agrees to render assistance, advice and counsel to the Company at its request regarding any matter, dispute or controversy with which the Company may become involved and of which Executive has or may have reason to have knowledge, information or expertise.  Such services will be without additional compensation if Executive is then employed by the Company and for reasonable compensation and subjected to his reasonable availability if he is not.

7.                                       Arbitration as the Exclusive Remedy.

7.1                                 Arbitration as the Exclusive Remedy.  Except for actions seeking injunctive relief (which may be brought before any court having jurisdiction under this Agreement), and except with respect to claims asserted in a proceeding initiated by an unrelated third party in which either the Company or Executive is a defendant, any controversy or claim (whether against Executive or the Company or any parent, subsidiary or affiliate thereof, or any officer, director, employee or agent of any of the foregoing) arising out of or relating to this Agreement, including, but not limited to, any claim relating to its validity, interpretation, enforceability or breach, and/or any other claim or controversy arising out of the employment relationship or the commencement or termination of that relationship, including, but not limited to, claims which are brought against any of the Company’s directors, officers, employees and agents and claims for breach of covenant, for breach of an implied covenant, for intentional infliction of emotional distress, or under any applicable statute (including, without limitation, claims for age or sex discrimination) which are not settled by agreement between the parties, shall be submitted to arbitration by the American Arbitration Association in Temecula, California (or the nearest American Arbitration Association office, or such other place as the parties may mutually agree) before an arbitrator to be mutually agreed upon by the parties or, failing their agreement, pursuant to the rules of the American Arbitration Association.  In consideration of each party’s agreement to submit to arbitration all disputes with regard to this Agreement and/or with regard to any alleged contract or tort or other claim arising out of the employment relationship or the commencement or termination of that employment relationship, and in consideration of the anticipated expedition and the minimizing of expense of this arbitration remedy, each agrees that the arbitration provisions of this Agreement shall provide it with its exclusive remedy against the other party (including its officers, directors, employees and agents) and each party expressly waives any right it might have to seek redress in any other forum except as provided herein.

Initials:	Company	Executive

7.2                                 Procedures.  The party filing a claim must present it in writing to the other party in Temecula, California within six months of the date the party filing the claim knew or should have known of it or the date of the termination, whichever is earlier.  Any claim not brought within the required time period will be waived forever.  In the proceedings (i) all testimony of witnesses shall be taken under oath and (ii) upon conclusion of any proceedings hereunder, the arbitrator shall render findings of fact and conclusions of law in a written opinion setting forth the basis and reasons for any decision reached and deliver such documents to each party to this Agreement along with a signed copy of the award in accordance with Section 1283.6 of the California Code of Civil Procedure.  The arbitrator shall have power to allocate between the parties in their award costs incurred in preparation for and as a result of any such arbitration, including, without limitation, filing fees, attorneys’ fees, the compensation to be paid to the arbitrator in any such arbitration and costs of transcripts.

8.                                       Miscellaneous.

8.1                                 Agreement Authorized.  Executive hereby represents and warrants that he is free to enter into this Agreement and to render his services pursuant to this Agreement, that he has resigned all offices with any other entities, and that he is not subject to any obligation or restriction that would prevent him from discharging his duties under this Agreement, and agrees to indemnify and hold harmless the Company from and with respect to any liability, damages or costs, including attorneys’ fees, arising out of any breach by Executive of this representation and warranty.  The Company hereby represents and warrants that any required authorization of this Agreement by the Board (or its duly authorized committee) has been obtained.

8.2                                 Notices.  Any notice required or desired to be given to the Company or to Executive shall be given in writing, and shall be addressed (i) to the Company at its principal place of business, and (ii) to Executive at his most recent home address in the records of the Company, or to such other address as that party may hereafter designate in writing, and shall be sufficiently given by actual delivery thereof to the Company or Executive, as the case may be, or by facsimile or overnight or registered mail, postage prepaid, return receipt requested, addressed to the other party as aforesaid, and the date of delivery, mailing or telegraphing shall be the date of the giving of such notice.

8.3                                 Payment of Taxes.  To the extent that any taxes become payable by Executive by virtue of any payments made or benefits conferred by the Company, the Company shall not be liable to pay or obligated to reimburse Executive for any such taxes or to make any adjustment under this Agreement.  Any payments otherwise due under this Agreement to Executive, including, but not limited to, the Base Salary and any bonus, shall be reduced by any required withholding for Federal, State and/or local taxes and other appropriate payroll deductions.  The Company shall be entitled to offset any payment obligations to Executive under this Agreement against any amounts it alleges in good faith that Executive owes to the Company.

8.4                                 Assignment.  This Agreement is a personal contract, and the rights, interests and obligations of Executive under this Agreement may not be sold, transferred, assigned, pledged or hypothecated, except that this Agreement may be assigned by the Company to any corporation or other business entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, corporate reorganization or by acquisition of all or substantially all of the assets of the Company and which assumes the Company’s obligations under this Agreement.  The terms and conditions of this

Agreement shall inure to the benefit of and be binding upon any successor to the business of the Company.

8.5                                 Entire Agreement.  This Agreement sets forth the entire understanding of the parties with respect to the employment relationship, including the commencement and termination of the employment relationship, and supersedes any and all prior agreements or understandings between the parties relating to such subject matter.  No person has any authority to make any representation or promise on behalf of any of the parties which is inconsistent with the representations set forth in the Agreement and the Agreement has not been executed in reliance on any promise or representation not set forth in the Agreement.

8.6                                 Modification, Waiver and Amendment.  None of the terms or provisions of this Agreement shall be modified or waived, and this Agreement may not be amended or terminated, except by a written instrument signed by the party against which any modification, waiver, amendment or termination is to be enforced.  No waiver of any one provision shall be considered a waiver of any other provision, and the fact that an obligation is waived for a period of time or in one instance shall not be considered to be a continuing waiver.

8.7                                 Cooperation.  Each party hereto agrees to execute any and all further documents and writings and perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out the provisions hereof.

8.8                                 Governing Law.  This Agreement has been negotiated and entered into in the State of California, concerns a business with its principal offices in California and a California resident and all questions with respect to this Agreement and the rights and liabilities of the parties shall be governed by the laws of that state, regardless of the choice of law provisions of California or any other jurisdiction.

8.9                                 Equity.  The parties hereto agree that the services to be rendered under the terms of this Agreement, and the rights and privileges granted to the Company by Executive under its terms, are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order which gives them a peculiar value.  In the event of the breach by Executive of any of the provisions of this Agreement, the Company, in addition and as a supplement to such other rights and remedies as may exist in its favor, may apply to any court of law or equity having jurisdiction to enforce this Agreement, and/or may apply for injunctive relief against any act which would violate any of the provisions of this Agreement.

8.9.1                        Injunctive Relief; Profits.  Executive understands that monetary damages will not be sufficient to avoid or compensate for a breach of any of the covenants contained in Section 6 hereof and that injunctive relief would be appropriate to prevent any such actual or threatened breach.  Such right to obtain injunctive relief may be exercised, at the option of the Company, concurrently with, prior to, after, or in lieu of, the exercise of any other rights or remedies which the Company may have as a result of any such breach or threatened breach.  Executive shall account for and pay over to the Company all compensation, profits and other benefits, after taxes, inuring to Executive’s benefit which are derived or received by Executive or any other person or business entity controlled by Executive resulting from any action or transaction constituting a breach of any covenant contained in Section 6.  Executive shall similarly have the right to seek injunctive relief for any breach or threatened breach of this Agreement for which a court of competent jurisdiction would or might provide such a remedy.

8.10                           Rules of Construction.

8.10.1                  Headings.  The Section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Section.

8.10.2                  Tense and Case.  Throughout this Agreement, as the context may require, references to any word used in one tense or case shall include all other appropriate tenses or cases.

8.10.3                  Severability.  Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation, contrary to which the parties have no right to contract, the latter shall prevail, but in such event any provision of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

8.11                           Counterparts.  This Agreement may be executed in two counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

EXECUTIVE ACKNOWLEDGES HAVING CAREFULLY READ, UNDERSTOOD AND CONSULTED WITH AND BEEN ADVISED BY HIS OWN COUNSEL REGARDING ALL OF THE PROVISIONS IN THIS AGREEMENT AND HAVING NEGOTIATED SUCH PROVISIONS.  EXECUTIVE KNOWS THAT HE CANNOT RELY ON ANY STATEMENT OUTSIDE OF (I) THIS AGREEMENT OR (II) A FORMAL WRITTEN AMENDMENT OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

/s/ Guy Marge
Guy Marge
CHANNELL COMMERCIAL CORPORATION

/s/ William H. Channell, Jr.
Name: William H. Channell, Jr.
Title: CEO